SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported) October 18, 2005

AMERISERV FINANCIAL, Inc.

(exact name of registrant as specified in its charter)

Pennsylvania        0-11204        25-1424278

(State or other     (commission    (I.R.S. Employer

jurisdiction        File Number)   Identification No.)

of Incorporation)

Main and Franklin Streets, Johnstown, Pa.  15901

(address or principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: 814-533-5300

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

( ) Written communications pursuant to Rule 425 under the Securities

Act (17 CFR 230.425)

( ) Soliciting material pursuant to Rule 14a-12 under the Exchange

Act (17 CFR 240.14a-12)

( ) Pre-commencement communications pursuant to Rule 14d-2(b) under the

Exchange Act (17 CFR 240.14d-2(b))

( ) Pre-commencement communications pursuant to Rule 13e-4(c) under the

Exchange Act (17 CFR 240.13e-4c))

Form 8-K

Item 2.02 Results of operation and financial condition.

AMERISERV FINANCIAL Inc. (the "Registrant") announced third quarter and nine month year to date results as of September 30, 2005.  For a more detailed description of the announcement see the press release attached as Exhibit #99.1.

Exhibits

--------

Exhibit 99.1

Press release dated October 18, 2005, announcing the third quarter and nine months year to date results as of September 30, 2005.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERISERV FINANCIAL, Inc.

By /s/Jeffrey A. Stopko

Jeffrey A. Stopko

Senior Vice President

& CFO

Date: October 18, 2005

Exhibit 99.1

Jeffrey A. Stopko

    October 18, 2005

Senior Vice President &

Chief Financial Officer

(814)-533-5310

 AMERISERV FINANCIAL REPORTS FINANCIAL RESULTS FOR THIRD QUARTER AND FIRST NINE MONTHS OF 2005

JOHNSTOWN, PA – AmeriServ Financial, Inc. (NASDAQ: ASRV), as expected, reported a loss of $10.6 million or ($0.53) per diluted share for the third quarter of 2005 compared to net income of $742,000 or $0.05 per diluted share for the third quarter of 2004.  For the first nine months of 2005, the Company reported a net loss of $9.4 million or ($0.47) per diluted share compared to net income of $1.2 million or $0.09 per diluted share for the first nine months of 2004.  The following table highlights the Company’s financial performance for both the three and nine-month periods ended September 30, 2005 and 2004:

	Third Quarter 2005	Third Quarter 2004	Nine Months Ended September 30, 2005	Nine Months Ended September 30, 2004
Net income (loss)	($10,564,000)	$742,000	($9,361,000)	$1,222,000
Diluted earnings per share	(0.53)	0.05	(0.47)	0.09

The previously announced successful completion of a $10.3 million private placement common stock offering provided the Company with the capital to facilitate a series of transactions in the third quarter of 2005 which were designed to significantly improve the Company’s interest rate risk position and position the Company for future increased earnings performance.  These transactions and their related impact on third quarter earnings were as follows:  1) The Company retired all remaining $100 million of Federal Home Loan Bank (FHLB) convertible advances that had a cost of approximately 6.0% and a 2010 maturity.  The Company incurred a $6.5 million pre-tax prepayment penalty to accomplish this transaction.  2) The Company terminated all interest rate hedges associated with the FHLB debt.  The Company incurred a pre-tax termination fee of $5.8 million to eliminate these hedges on which the Company was a net payer.  3) The Company sold $112 million of investment securities to provide the cash needed at the bank for this FHLB debt and swap prepayment.  The Company incurred a $2.6 million pre-tax loss on these investment security sales.  The execution of these transactions combined with the capital provided from the successful private placement common stock offering strengthened the Company’s balance sheet and reduced its risk profile.  At September 30, 2005, the Company’s asset leverage ratio improved to 9.90% compared to 7.85% at September 30, 2004.

Allan R. Dennison, President and Chief Executive Officer, commented on the third quarter 2005 results, “While there was considerable cost associated with executing these balance sheet restructuring strategies, it was necessary for the Company to take these corrective actions to complete this phase of our turnaround.  AmeriServ now has a traditional community bank balance sheet with debt levels below our peers.  We now will be able to fully focus on community banking and our dynamically growing trust company in order to drive meaningful future earnings improvement.”

The Company’s provision for loan losses totaled $100,000 or 0.08% of total loans in the third quarter of 2005 compared to no provision recognized in the prior year third quarter.  The third quarter 2005 provision was slightly lower than the net charge-offs for the quarter which totaled $145,000 or 0.11% of total loans.  For the nine month period ended September 30, 2005, the Company recorded a negative loan loss provision of $175,000 compared to a provision of $643,000 for the same period in 2004 or a net favorable change of $818,000.  The overall reduced provision in 2005 resulted from improved asset quality.  Non-performing assets have declined for six consecutive quarters and now total $3.3 million or 0.61% of total loans.  Net charge-offs year-to-date in 2005 have totaled $283,000 or only 0.07% of total loans compared to net charge-offs of $2.3 million or 0.63% in 2004.  As a result of these asset quality improvements, the allowance for loan losses provided 284% coverage of non-performing assets at September 30, 2005 compared to 254% coverage at December 31, 2004, and 195% coverage at September 30, 2004.  The allowance for loan losses as a percentage of total loans amounted to 1.73% at September 30, 2005.

The Company’s net interest income in the third quarter of 2005 decreased by $194,000 from the prior year third quarter and for the first nine months of 2005 declined by $33,000 when compared to the first nine months of 2004.  This decrease reflects the impact of a reduced level of earning assets that offset the benefit of an increased net interest margin.  Specifically, for the first nine months of 2005 the net interest margin increased by 34 basis points to 2.60% while the level of average earning assets declined by $143 million.  Both of these items reflect the deleverage of high cost debt from the Company’s balance sheet which has resulted in lower levels of both borrowed funds and investment securities.  The Company’s net interest margin also benefited from increased loans in the earning asset mix as total loans outstanding averaged $520 million in the first nine months of 2005 a $27 million or 5.4% increase from the same 2004 period. This loan growth was most evident in the commercial loan portfolio.  Deposits continued their recovery from the low point reached in the fourth quarter of 2004.  Total deposits averaged $697 million for the first nine months of 2005, a $30 million or 4.6% increase from the same 2004 period due to increased deposits from the trust company’s operations.  On a linked quarter basis in 2005, the Company has experienced net interest income and net interest margin pressure due to the negative impact that the flatter yield curve has had on the Company’s remaining leverage program.  The balance sheet restructuring that the Company executed late in the third quarter of 2005 was designed to address this issue and position the Company for net interest income and margin expansion beginning in the fourth quarter.

The Company’s non-interest income in the third quarter of 2005 decreased by $3.4 million from the prior year’s third quarter and for the first nine months of 2005 declined by $4.4 million when compared to the first nine months of 2004.  The largest factor responsible for these declines was the previously mentioned $2.6 million  investment security loss realized on the third quarter balance sheet restructuring.  The Company had realized investment security gains of $228,000 in the third quarter of 2004 and $1.3 million for the nine-month period ended September 30, 2004.  Other income declined by $742,000 in the third quarter of 2005 and by $903,000 for the nine-month period as the Company benefited from a $666,000 gain on the sale of an OREO property in the third quarter of 2004.  There was no such gain in 2005.  Lower mortgage production related revenues also contributed to the decrease in other income in 2005.  Deposit service charges increased by $31,000 in the third quarter of 2005 but are down by $127,000 for the nine-month period due primarily to fewer overdraft fees and checking service charges.  These items overshadowed a $209,000 quarterly improvement and a $573,000 or 14.4% increase in trust fees for the nine month period ended September 30, 2005 due to continued successful new business development efforts and the benefit of new customer fee schedules that were implemented in the fourth quarter of 2004.

The Company’s non-interest expense for both the third quarter and first nine months of 2005 increased by approximately $13.2 million from the same 2004 periods.  The previously discussed special charges related to the FHLB prepayment penalty and interest rate hedge termination costs were the predominant factors causing the increased non-interest expense.  Professional fees were also up by $392,000 for the quarter and $530,000 for the nine-month period ended September 30, 2005 due to costs associated with implementing Sarbanes-Oxley Section 404 and higher legal fees.  Total employee costs are up by $98,000 for the third quarter and by $214,000 or 1.5% for the nine-month period ended September 30, 2005 due primarily to higher medical insurance costs and pension costs which has offset the benefit of a smaller employee base.  The Company did benefit from reduced amortization of core deposit intangibles that decreased by $286,000 for the nine-month period ended September 30, 2005.  Also, the loss from discontinued operations declined by $268,000 in the third quarter of 2005 and by $339,000 for the nine-month period as a result of the closure of the unprofitable mortgage servicing operation as of June 30, 2005.

The Company’s third quarter and nine-month 2005 performance was favorably impacted by an increased income tax benefit resulting from the pre-tax loss incurred in 2005.   However, in both 2005 and 2004, the Company lowered its income tax expense by approximately $450,000 due to a reduction in reserves for prior year tax contingencies as a result of the successful conclusion of an IRS examination on several open tax years.

At September 30, 2005, ASRV had total assets of $901 million and shareholders’ equity of $85 million or $3.85 per share.  AmeriServ Financial, Inc., is the parent of AmeriServ Financial Bank and AmeriServ Trust & Financial Services in Johnstown, AmeriServ Associates of State College, and AmeriServ Life Insurance Company.

This news release may contain forward-looking statements that involve risks and uncertainties, as defined in the Private Securities Litigation Reform Act of 1995, including the risks detailed in the Company's Annual Report and Form 10-K to the Securities and Exchange Commission.  Actual results may differ materially.

Nasdaq NMS: ASRV

SUPPLEMENTAL FINANCIAL PERFORMANCE DATA

October 18, 2005

(In thousands, except per share and ratio data)

(All quarterly and 2005 data unaudited)

2005

	1QTR	2QTR	3QTR	YEAR
				TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income (loss)	$833	$370	($10,564)	($9,361)

PERFORMANCE PERCENTAGES (annualized):
Return on average equity	3.95%	1.75%	(49.42)%	(14.71)%
Net interest margin	2.75	2.63	2.43	2.60
Net charge-offs as a percentage of average loans	0.05	0.06	0.11	0.07
Loan loss provision as a percentage of average loans	-	(0.21)	0.08	(0.04)
Efficiency ratio	94.42	96.81	362.60	161.70

PER COMMON SHARE:
Net income (loss):
Basic	$0.04	$0.02	($0.53)	($0.47)
Average number of common shares outstanding	19,720,827	19,726,345	19,785,455	19,744,446
Diluted	0.04	0.02	(0.53)	(0.47)
Average number of common shares outstanding	19,760,049	19,764,647	19,812,487	19,777,709

2004

	1QTR	2QTR	3QTR	YEAR
				TO DATE
PERFORMANCE DATA FOR THE PERIOD:
Net income	$226	$254	$742	$1,222

PERFORMANCE PERCENTAGES (annualized):
Return on average equity	1.21%	1.41%	4.21%	2.25%
Net interest margin	2.39	2.25	2.15	2.26
Net charge-offs as a percentage of average loans	0.48	0.48	0.92	0.63
Loan loss provision as a percentage of average loans	0.31	0.21	-	0.17
Efficiency ratio	93.83	94.80	96.89	95.16

PER COMMON SHARE:
Net income:
Basic	$0.02	$0.02	$0.05	$0.09
Average number of common shares outstanding	13,962,010	13,969,211	13,975,838	13,969,045
Diluted	0.02	0.02	0.05	0.09
Average number of common shares outstanding	14,025,836	14,023,577	14,009,952	14,019,351

AMERISERV FINANCIAL, INC.

(In thousands, except per share, statistical, and ratio data)

(All quarterly and 2005 data unaudited)

2005

	1QTR	2QTR	3QTR
PERFORMANCE DATA AT PERIOD END
Assets	$996,450	$996,786	$901,194
Investment securities	381,124	385,398	253,082
Loans	527,344	522,437	544,900
Allowance for loan losses	9,856	9,480	9,435
Goodwill and core deposit intangibles	12,896	12,680	12,464
Mortgage servicing rights	-	-	-
Deposits	725,369	691,740	698,297
Stockholders’ equity	83,720	86,267	85,022
Trust assets – fair market value (B)	1,465,028	1,487,496	1,600,968
Non-performing assets	3,819	3,334	3,323
Asset leverage ratio	9.77%	9.92%	9.90%
PER COMMON SHARE:
Book value (A)	$4.24	$4.37	$3.85
Market value	5.61	5.35	4.35
Market price to book value	132.35%	122.36%	113.07%

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	394	383	384
Branch locations	22	22	22
Common shares outstanding	19,722,884	19,729,678	22,105,786

2004

	1QTR	2QTR	3QTR	4QTR
PERFORMANCE DATA AT PERIOD END
Assets	$1,099,564	$1,178,406	$1,088,849	$1,009,976
Investment securities	504,980	581,553	488,617	401,019
Loans	503,404	500,522	506,551	521,416
Allowance for loan losses	11,379	10,932	9,827	9,893
Goodwill and core deposit intangibles	13,905	13,547	13,329	13,112
Mortgage servicing rights	1,493	1,642	1,395	-
Deposits	656,348	670,941	659,176	644,391
Stockholders’ equity	77,721	67,213	73,471	85,219
Trust assets – fair market value (B)	1,256,064	1,246,458	1,228,126	1,309,362
Non-performing assets	13,482	10,155	5,047	3,894
Asset leverage ratio	7.75%	7.71%	7.85%	9.20%
PER COMMON SHARE:
Book value	$5.57	$4.81	$5.26	$4.32
Market value	6.10	5.55	5.00	5.17
Market price to book value	109.52%	115.50%	95.13%	119.62%

STATISTICAL DATA AT PERIOD END:
Full-time equivalent employees	415	412	409	406
Branch locations	23	23	23	23
Common shares outstanding	13,965,737	13,972,424	13,978,726	19,717,841

    NOTES:

        (A) Other comprehensive income had a negative impact of $0.15 on book value per share at September 30, 2005.

        (B)  Not recognized on the balance sheet.

AMERISERV FINANCIAL, INC.

CONSOLIDATED STATEMENT OF INCOME

(In thousands)

(All quarterly and 2005 data unaudited)

2005

				YEAR
INTEREST INCOME	1QTR	2QTR	3QTR	TO DATE
Interest and fees on loans	$7,954	$8,105	$8,200	$24,259
Total investment portfolio	3,737	3,607	3,273	10,617
Total Interest Income	11,691	11,712	11,473	34,876

INTEREST EXPENSE
Deposits	2,845	3,188	3,290	9,323
All other funding sources	2,551	2,533	2,725	7,809
Total Interest Expense	5,396	5,721	6,015	17,132

NET INTEREST INCOME	6,295	5,991	5,458	17,744
Provision for loan losses	-	(275)	100	(175)
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	6,295	6,266	5,358	17,919

NON-INTEREST INCOME
Trust fees	1,472	1,506	1,586	4,564
Net realized gains (losses)on investment securities available for sale	78	-	(2,577)	(2,499)
Net realized gains on loans held for sale	72	83	27	182
Service charges on deposit accounts	584	704	723	2,011
Bank owned life insurance	250	254	256	760
Other income	692	633	643	1,968
Total Non-interest Income	3,148	3,180	658	6,986

NON-INTEREST EXPENSE
Salaries and employee benefits	4,751	4,680	4,804	14,235
Net occupancy expense	668	592	649	1,909
Equipment expense	639	622	620	1,881
Professional fees	823	938	1,483	3,244
FDIC deposit insurance expense	71	69	76	216
Amortization of core deposit intangibles	216	216	216	648
Prepayment penalties	-	-	12,287	12,287
Other expenses	1,775	1,789	2,143	5,707
Total Non-interest Expense	8,943	8,906	22,278	40,127

INCOME (LOSS) BEFORE INCOME TAXES	500	540	(16,262)	(15,222)
Provision (benefit) for income taxes	(398)	96	(5,689)	(5,991)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$898	$444	($10,573)	($9,231)
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(65)	(74)	9	(130)
NET INCOME (LOSS)	$833	$370	($10,564)	($9,361)

2004

				YEAR
INTEREST INCOME	1QTR	2QTR	3QTR	TO DATE
Interest and fees on loans	$7,691	$7,679	$7,346	$22,716
Total investment portfolio	5,228	4,943	5,352	15,523
Total Interest Income	12,919	12,622	12,698	38,239

INTEREST EXPENSE
Deposits	2,543	2,529	2,628	7,700
All other funding sources	4,164	4,180	4,418	12,762
Total Interest Expense	6,707	6,709	7,046	20,462

NET INTEREST INCOME	6,212	5,913	5,652	17,777
Provision for loan losses	384	259	-	643
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,828	5,654	5,652	17,134

NON-INTEREST INCOME
Trust fees	1,267	1,347	1,377	3,991
Net realized gains on investment securities available for sale	937	111	228	1,276
Net realized gains on loans held for sale	40	115	108	263
Service charges on deposit accounts	730	716	692	2,138
Bank owned life insurance	275	276	279	830
Other income	690	796	1,385	2,871
Total Non-interest Income	3,939	3,361	4,069	11,369

NON-INTEREST EXPENSE
Salaries and employee benefits	4,710	4,605	4,706	14,021
Net occupancy expense	712	653	620	1,985
Equipment expense	648	630	611	1,889
Professional fees	796	827	1,091	2,714
FDIC deposit insurance expense	72	71	72	215
Amortization of core deposit intangibles	358	358	218	934
Other expenses	1,888	1,693	1,726	5,307
Total Non-interest Expense	9,184	8,837	9,044	27,065

INCOME BEFORE INCOME TAXES	583	178	677	1,438
Provision (benefit) for income taxes	126	(55)	(324)	(253)
INCOME FROM CONTINUING OPERATIONS	$457	$233	$1,001	$1,691
INCOME (LOSS) FROM DISCONTINUED OPERATIONS	(231)	21	(259)	(469)
NET INCOME	$226	$254	$742	$1,222

AMERISERV FINANCIAL, INC.

Nasdaq NMS: ASRV

Average Balance Sheet Data (In thousands)

(All quarterly and 2005 data unaudited)

    Note:  2004 data appears before 2005.

2004

2005

		NINE		NINE
	3QTR	MONTHS	3QTR	MONTHS
Interest earning assets:
Loans and loans held for sale, net of unearned income	$490,468	$493,905	$523,159	$520,427
Deposits with banks	3,806	4,499	862	801
Federal funds sold	-	91	-	-
Total investment securities	562,415	552,867	374,316	387,195

Total interest earning assets	1,056,689	1,051,362	898,337	908,423

Non-interest earning assets:
Cash and due from banks	22,021	21,785	22,128	21,520
Premises and equipment	10,359	10,640	9,306	9,504
Assets of discontinued operations	2,700	2,947	1,462	1,647
Other assets	59,460	63,226	61,585	62,113
Allowance for loan losses	(10,538)	(11,084)	(9,433)	(9,714)

Total assets	$1,140,691	$1,138,876	$983,385	$993,493

Interest bearing liabilities:
Interest bearing deposits:
Interest bearing demand	$54,133	$53,079	$55,693	$54,513
Savings	104,840	105,565	96,935	98,652
Money market	121,990	120,374	153,278	153,854
Other time	288,747	280,706	286,108	283,895
Total interest bearing deposits	569,710	559,724	592,014	590,914
Borrowings:
Federal funds purchased, securities sold under agreements to repurchase, and other short-term borrowings	125,286	129,557	79,958	85,764
Advanced from Federal Home Loan Bank	226,041	226,301	92,669	98,234
Guaranteed junior subordinated deferrable interest debentures	35,567	35,567	20,285	20,285
Total interest bearing liabilities	956,604	951,149	784,926	795,197

Non-interest bearing liabilities:
Demand deposits	105,819	106,486	106,119	105,732
Liabilities of discontinued operations	554	404	356	496
Other liabilities	7,694	8,229	7,180	6,984
Stockholders’ equity	70,020	72,608	84,804	85,084
Total liabilities and stockholders’ equity	$1,140,691	$1,138,876	$983,385	$993,493